Calculation of Filing Fee Tables
S-8
Ryerson Holding Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	375,559	$ 29.32	$ 11,011,389.88	0.0001381	$ 1,520.67
2	Equity	Common Stock, par value $0.01 per share	Other	319,643	$ 29.32	$ 9,371,932.76	0.0001381	$ 1,294.26
3	Equity	Common Stock, par value $0.01 per share	Other	359,999	$ 29.32	$ 10,555,170.68	0.0001381	$ 1,457.67
Total Offering Amounts:						$ 30,938,493.32		$ 4,272.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,272.60
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock") of Ryerson Holding Corporation (the "Registrant") that become issuable under the Ryerson Holding Corporation Second Amended and Restated 2014 Omnibus Incentive Plan (the "Ryerson Stock Plan"), the Olympic Steel, Inc. Amended and Restated 2007 Omnibus Incentive Plan (the "Olympic Steel Stock Plan") and those certain inducement restricted stock unit awards, granted to each of Messrs. Marabito, Greiff and Manson outside of the Ryerson Stock Plan. (b) Represents an additional 375,559 shares of Registrant Common Stock that, in accordance with Rule 303A.08 of the New York Stock Exchange Listed Company Manual ("NYSE Rule 303A.08"), may become issuable pursuant to awards that may be granted, issued and/or settled under the Ryerson Stock Plan from shares previously reserved for issuance under the Olympic Steel Stock Plan. (c) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the New York Stock Exchange on February 9, 2026. (d) The amount of registration fee is calculated only with respect to the additional shares of Registrant Common Stock registered on this Registration Statement. The existing securities issuable under the Ryerson Stock Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statements on Form S-8 (File Nos. 333-202816, 333-230267, 333-236890 and 333-272507) filed by the Registrant on March 17, 2015, March 14, 2019, March 4, 2020 and June 8, 2023, respectively.

[2]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock") of Ryerson Holding Corporation (the "Registrant") that become issuable under the Ryerson Holding Corporation Second Amended and Restated 2014 Omnibus Incentive Plan (the "Ryerson Stock Plan"), the Olympic Steel, Inc. Amended and Restated 2007 Omnibus Incentive Plan (the "Olympic Steel Stock Plan") and those certain inducement restricted stock unit awards, granted to each of Messrs. Marabito, Greiff and Manson outside of the Ryerson Stock Plan. (b) Represents an additional 319,643 shares of Registrant Common Stock that, in accordance with NYSE Rule 303A.08, may become issuable pursuant to outstanding restricted stock units under the Olympic Steel Stock Plan, which awards were assumed by the Registrant on February 13, 2026 and converted into restricted stock unit awards of the Registrant in connection with the acquisition of Olympic Steel, Inc. ("Olympic Steel") pursuant to an Agreement and Plan of Merger, dated as of October 28, 2025, by and among the Registrant, Crimson MS Corp, an Ohio corporation and a direct wholly owned subsidiary of the Registrant ("Merger Sub"), and Olympic Steel. (c) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the New York Stock Exchange on February 9, 2026. (d) The amount of registration fee is calculated only with respect to the additional shares of Registrant Common Stock registered on this Registration Statement. The existing securities issuable under the Ryerson Stock Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statements on Form S-8 (File Nos. 333-202816, 333-230267, 333-236890 and 333-272507) filed by the Registrant on March 17, 2015, March 14, 2019, March 4, 2020 and June 8, 2023, respectively.

[3]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock") of Ryerson Holding Corporation (the "Registrant") that become issuable under the Ryerson Holding Corporation Second Amended and Restated 2014 Omnibus Incentive Plan (the "Ryerson Stock Plan"), the Olympic Steel, Inc. Amended and Restated 2007 Omnibus Incentive Plan (the "Olympic Steel Stock Plan") and those certain inducement restricted stock unit awards, granted to each of Messrs. Marabito, Greiff and Manson outside of the Ryerson Stock Plan. (b) Represents an additional 359,999 shares of Registrant Common Stock, which is the maximum number of shares of Registrant Common Stock that, in accordance with NYSE Rule 303A.08, may become issuable pursuant to inducement restricted stock unit awards granted to Messrs. Marabito, Greiff and Manson outside of the Ryerson Stock Plan. (c) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the New York Stock Exchange on February 9, 2026. (d) The amount of registration fee is calculated only with respect to the additional shares of Registrant Common Stock registered on this Registration Statement. The existing securities issuable under the Ryerson Stock Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statements on Form S-8 (File Nos. 333-202816, 333-230267, 333-236890 and 333-272507) filed by the Registrant on March 17, 2015, March 14, 2019, March 4, 2020 and June 8, 2023, respectively.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A